UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2016

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.	Results of Operations and Financial Condition

On April 25, 2016, Pioneer Natural Resources Company (the "Company") issued the news release, with financial statements and schedules, that is attached hereto as Exhibit 99.1. In the news release, the Company announced financial and operating results for the quarter ended March 31, 2016, provided an operations update and provided the Company’s financial and operational outlook for future periods based on current expectations.

Exhibit 99.1 corrects the Company's news release by reclassifying $485 million of 6.65% Senior Notes due 2017 from long-term debt to current portion of long-term debt as of March 31, 2016 on the Company's unaudited condensed consolidated balance sheets.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1 --	News Release, dated April 25, 2016, titled "Pioneer Natural Resources Reports First Quarter 2016 Financial and Operating Results" and financial statements and schedules attached to news release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Margaret M. Montemayor
Margaret M. Montemayor,
Vice President and Chief Accounting Officer

Dated: April 25, 2016

EXHIBIT INDEX

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

99.1(a)	News Release, dated April 25, 2016, titled "Pioneer Natural Resources Reports First Quarter 2016 Financial and Operating Results" and financial statements and schedules attached to news release.
 ___________
(a) Furnished herewith.